EXHIBIT 5.1

EX-5.1 OPINION OF BEN-ZVI KOREN & CO.

[Ben-Zvi Koren & Co., Law Offices –letterhead]

        May 17, 2005

To:
Top Image Systems Ltd.
2 HaBarzel St.
Ramat Hahayal,
Tel Aviv
Israel

Ladies and Gentlemen,

We serve as Israeli counsel for Top Image Systems Ltd, an Israeli corporation (the “Company”), and have been asked to give our opinion in connection with the following stock option plan of the Company: (i) The Top Image Systems Ltd. 2003 Israeli Stock Option Plan (the ¡°Plan”). In that regard, the Company is filing a registration statement on Form S-8 (the ¡°Registration Statement”) with the United States Securities and Exchange Commission to register the offering and sale of 936,417 ordinary shares, par value NIS 0.04 per share, of the Company, issuable under the Plan to employees of the Company or its affiliates. The Ordinary shares designated for issuance under the Plan (the “Shares”) are issuable in accordance with the terms of the Plan to certain employees of the Company or its affiliates in connection with the exercise of options granted to such employees under the Plan.

We have been informed by the Company that the Shares constitute authorized but unissued shares which have been reserved for issuance for the purposes of the Plan, subject to applicable law and the terms of the Plan.

We have received from the Company, and have examined, the Plan, corporate records, certificates of officers of the Company and of public officials and other agreements, instruments or opinions (the “Documentation”), that we believe are necessary for the purpose of rendering the opinions set forth below.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied solely upon oral information, certificates or comparable documents of officers and representatives of the Company. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorizations by all requisite action, corporate or other, and due execution and delivery by such parties of such documents and the validity and binding effect thereof.

On the basis of the foregoing, we are of the opinion that:

1.	The Shares have been duly authorized and reserved for issuance in accordance with the terms of the Plan.

2.	Upon the granting of options under the Plan in accordance with the terms of the Plan, and their due exercise by option holders under the terms of the Plan, the applicable option agreements issued pursuant to and consistent with the Plan and subject to payment of relevant taxes upon issuance thereof, the Shares will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and non assessable.

This opinion is subject to the following qualifications:

This opinion is based on the facts existing on the date hereof and of which we are aware without making any special investigation and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We do not purport to be an expert in the laws of any jurisdiction other than the State of Israel, and we express no opinion herein as to the effect of any other laws, other than the laws of the State of Israel, as the same are in force on the date hereof and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction, including, without limitation, the laws of the United States of America.

We render no opinion in relation to any representation made or given in the Registration Statement.

This opinion is furnished solely to you in connection with the Registration Statement and is not to be used, distributed, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

This opinion is being rendered solely in connection with the registration of the offering and sale of the Shares, pursuant to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued or promulgated thereunder.

Very truly yours,

/s/ Ben-Zvi Koren & Co.

Ben-Zvi Koren & Co., Law Offices